UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

OMNICOM GROUP INC.

(Exact name of registrant as specified in its charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive office)	(Zip Code)

(212) 415-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange
3.700% Senior Notes due 2032	OMC/32	New York Stock Exchange
2.250% Senior Notes due 2033	OMC/33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

U.S. Dollar-Denominated Notes Offering

On March 2, 2026, Omnicom Group Inc. (the “Company”) closed its public offering of $400 million aggregate principal amount of 4.200% Senior Notes due 2029 (the “2029 Notes”), $700 million aggregate principal amount of 5.000% Senior Notes due 2033 (the “2033 Notes”) and $600 million aggregate principal amount of 5.300% Senior Notes due 2036 (the “2036 Notes,” and together with the 2029 Notes and the 2033 Notes, the “U.S. Notes”), pursuant to the Underwriting Agreement, dated February 25, 2026 (the “U.S. Notes Underwriting Agreement”), with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters. The U.S. Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-282748) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on October 21, 2024.

The net proceeds received by the Company, after deducting the underwriting discounts and estimated offering expenses payable by the Company, were approximately $1.68 billion. The Company intends to use such net proceeds to fund the repayment of the Company’s 3.600% Senior Notes due 2026, which mature on April 15, 2026, of which $1.4 billion aggregate principal amount was outstanding as of December 31, 2025, and any remaining proceeds for general corporate purposes, which could include the Company’s working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of the Company’s common stock or other capital transactions.

The U.S. Notes were issued pursuant to an Indenture, dated as of March 2, 2026 (the “U.S. Notes Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 2, 2026 (the “First Supplemental Indenture,” and together with the U.S. Notes Base Indenture, the “U.S. Notes Indenture”), between the Company and the Trustee. The 2029 Notes will bear interest from March 2, 2026, at a rate equal to 4.200% per year, payable semi-annually in arrears on March 2 and September 2 of each year, commencing on September 2, 2026. The 2033 Notes and the 2036 Notes will bear interest from March 2, 2026, at a rate equal to 5.000% and 5.300% per year, respectively, payable semi-annually in arrears on June 2 and December 2 of each year, commencing on June 2, 2026. The 2029 Notes, the 2033 Notes and the 2036 Notes will mature on March 2, 2029, June 2, 2033 and June 2, 2036, respectively.

Subject to certain exceptions, the U.S. Notes Indenture contains covenants limiting (i) the Company’s and its subsidiaries’ ability to create certain liens; and (ii) the Company’s ability to consolidate or merge with, or convey, transfer or lease substantially all its assets to, another person. The U.S. Notes Indenture does not contain any provision that would limit the Company’s ability to incur unsecured indebtedness or that would afford holders of the U.S. Notes protection in the event of a sudden and significant decline in the credit quality or rating of the Company or a takeover, recapitalization or highly leveraged or similar transaction involving the Company.

The U.S. Notes are the unsecured and unsubordinated obligations of the Company and rank equal in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Company. The U.S. Notes Indenture contains customary event of default provisions.

Prior to February 2, 2029 for the 2029 Notes, April 2, 2033 for the 2033 Notes and March 2, 2036 for the 2036 Notes, the Company may redeem the 2029 Notes, the 2033 Notes and the 2036 Notes, as applicable, at a make whole call at comparable government bond rate plus 15 basis points for the 2029 Notes and 20 basis points for each of the 2033 Notes and the 2036 Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. On or after February 2, 2029, April 2, 2033 and March 2, 2036, the Company may redeem the 2029 Notes, the 2033 Notes and the 2036 Notes, respectively, at par, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Upon the occurrence of a “change of control triggering event,” as defined in the U.S. Notes Indenture, unless the Company has exercised its option to redeem the U.S. Notes, the Company will be required to make an offer to repurchase the U.S. Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The foregoing description of the terms of the U.S. Notes Underwriting Agreement, the U.S. Notes, the U.S. Notes Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the U.S. Notes Underwriting Agreement, the U.S. Notes, the U.S. Notes Base Indenture and the First Supplemental Indenture. The U.S. Notes Underwriting Agreement, the U.S. Notes Base Indenture, the First Supplemental Indenture, and the form of the global U.S. Notes are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.4, Exhibit 4.5 and Exhibit 4.6, respectively, and are incorporated herein by reference.

Euro-Denominated Notes Offering

Also on March 2, 2026, Omnicom Finance Holdings plc (the “Euro Notes Issuer”), a wholly owned indirect subsidiary of the Company, closed its public offering of €600 million aggregate principal amount of 3.850% Senior Notes due 2034 (the “Euro Notes,” and together with the U.S. Notes, the “Notes”), pursuant to an Underwriting Agreement, dated February 25, 2026 (the “Euro Notes Underwriting Agreement”), with Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, BNP PARIBAS, HSBC Bank plc, Danske Bank A/S and ING Bank N.V., Belgian Branch. The Euro Notes are fully and unconditionally guaranteed by the Company and have been registered under the Securities Act pursuant to the Registration Statement.

The net proceeds received by the Euro Notes Issuer, after deducting the underwriting discount and estimated offering expenses, were approximately €594.5 million. The Euro Notes Issuer intends to use such net proceeds for general corporate purposes, which could include the Company’s working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of the Company’s common stock or other capital transactions. Pending the application of the net proceeds, the Euro Notes Issuer may invest such net proceeds in short-term investment grade obligations.

The Euro Notes were issued pursuant to an Indenture, dated as of March 6, 2024 (the “Euro Notes Base Indenture”), between the Euro Notes Issuer, the Company, and the Trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of March 2, 2026 (the “Second Supplemental Indenture,” and together with the Euro Notes Base Indenture, the “Euro Notes Indenture”), between the Euro Notes Issuer, the Company, and the Trustee. The Euro Notes will bear interest from March 2, 2026, at a rate equal to 3.850% per year, payable annually in arrears on May 2 of each year, commencing on May 2, 2026. The Euro Notes will mature on May 2, 2034.

Subject to certain exceptions, the Euro Notes Indenture contains covenants limiting the Euro Notes Issuer’s, the Company’s and their subsidiaries’ ability to (i) create certain liens; and (ii) consolidate or merge with, or convey, transfer or lease substantially all their assets to, another person. The Euro Notes Indenture does not contain any provision that would limit the Euro Notes Issuer’s or the Company’s ability to incur indebtedness or that would afford holders of the Euro Notes protection in the event of a sudden and significant decline in the credit quality or rating of the Company or a takeover, recapitalization or highly leveraged or similar transaction involving the Company.

The Euro Notes and the related guarantee are the unsecured and unsubordinated obligations of the Euro Notes Issuer and the Company, respectively, and rank equal in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Euro Notes Issuer and the Company, respectively. The Euro Notes Indenture contains customary event of default provisions.

Prior to February 2, 2034, the Euro Notes Issuer may redeem the Euro Notes at a make whole call at comparable government bond rate plus 20 basis points, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. On or after February 2, 2034, the Euro Notes Issuer may redeem the Euro Notes at par, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Upon the occurrence of a “change of control triggering event,” as defined in the Euro Notes Indenture, with respect to the Euro Notes, unless the Euro Notes Issuer has exercised its option to redeem the Euro Notes, the Euro Notes Issuer will be required to make an offer to repurchase the Euro Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Company and the Euro Notes Issuer have applied to list the Euro Notes on the New York Stock Exchange (“NYSE”). The listing application has been approved by the NYSE.

The foregoing description of the terms of the Euro Notes Underwriting Agreement, the Euro Notes, the Euro Notes Base Indenture and the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Euro Notes Underwriting Agreement, the Euro Notes, the Euro Notes Base Indenture and the Second Supplemental Indenture entered into in connection therewith. The Euro Notes Underwriting Agreement, the Second Supplemental Indenture, and the form of the global Euro Note are attached hereto as Exhibit 1.2, Exhibit 4.3 and Exhibit 4.7, respectively, and are incorporated herein by reference.

In connection with the offering of the Notes, the Company is filing certain other exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 25, 2026, among Omnicom Group Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein
1.2	Underwriting Agreement, dated February 25, 2026, among Omnicom Finance Holdings plc, Omnicom Group Inc., Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, BNP PARIBAS, HSBC Bank plc, Danske Bank A/S and IPG Bank N.V., Belgian Branch
4.1	Indenture, dated as of March 2, 2026, between Omnicom Group Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee
4.2	First Supplemental Indenture, dated as of March 2, 2026, between Omnicom Group Inc., as issuer, and Deutsche Bank Trust Company Americas, as trustee
4.3	Second Supplemental Indenture, dated as of March 2, 2026, between Omnicom Finance Holdings plc, as issuer, Omnicom Group Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee
4.4	Form of 4.200% Senior Note due 2029 (included in Exhibit 4.2)
4.5	Form of 5.000% Senior Note due 2033 (included in Exhibit 4.2)
4.6	Form of 5.300% Senior Note due 2036 (included in Exhibit 4.2)
4.7	Form of 3.850% Senior Note due 2034 (included in Exhibit 4.3)
5.1	Opinion of Jones Day
5.2	Opinion of Jones Day
5.3	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
23.2	Consent of Jones Day (included in Exhibit 5.2)
23.3	Consent of Jones Day (included in Exhibit 5.3)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

Date: March 2, 2026	By:	/s/ Louis F. Januzzi
	Name:	Louis F. Januzzi
	Title:	Senior Vice President, General Counsel and Secretary

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